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                                                                      EXHIBIT 21

                       VALUE CITY DEPARTMENT STORES, INC.

                              List of Subsidiaries

     Ref.                                                    State of         Parent Co.   Parent Pct.
     No.                     Name                          Incorporation       Ref. No.    Ownership
     ----  -------------------------------------------     -------------       --------    -----------
       1.  Value City Department Stores, Inc.                  Ohio                            Parent
       2.  Carlyn Advertising Agency, Inc.                     Ohio               1.           100.0%
       3.  J. S. Overland Delivery, Inc.                     Delaware             1.           100.0%
       4.  Shonac Corporation                                  Ohio               1.           100.0%
       5.  Value City of Michigan, Inc.                      Michigan             1.           100.0%
       6.  Westerville Road LP, Inc.                         Delaware             1.           100.0%
       7.  Westerville Road GP, Inc.                         Delaware             1.           100.0%
       8.  Value City Acquisition Corp.                      Delaware             1.           100.0%
       9.  VC Acquisition, Inc.                                Ohio               1.           100.0%
      10.  Filene's Basement, Inc.(a)                        Delaware             1.           100.0%
      11.  Gramex Retail Stores, Inc.                        Delaware             1.           100.0%
      12.  DSW Shoe Warehouse, Inc.                          Missouri             4.           100.0%
      13.  GB Retailers, Inc.                                Delaware             5.           100.0%
      14.  Value City Department Stores Services, Inc.       Delaware             5.           100.0%
      15.  Value City Limited Partnership                     Ohio(b)             6.            99.0%
                                                                                  7.             1.0%
      16.  VCM, Ltd.                                         Ohio LLC            13.           100.0%
      17.  L. F. Widmann, Inc.                             Pennsylvania          16.           100.0%

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           Notes:

           (a) Formerly known as Base Acquisition Corp.

           (b) This is a limited partnership, not an incorporated entity.



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